EXHIBIT 11.01


                   RIO HOTEL & CASINO, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)

                                                       Three Months Ended
                                                          September 30,
                                                       1996            1995
Primary:
  Earnings:
    Net income                                      $ 4,266,483     $ 4,884,691

  Shares:
    Weighted average number of common shares
      and equivalents outstanding                    21,223,058      21,338,335
    Stock options                                       296,014         295,543

    Weighted average number of common shares
      outstanding, as adjusted                       21,519,072      21,633,878

  Earnings per common share:
    Net income per common share                     $      0.20     $      0.23


Fully diluted:
  Earnings:
    Net income                                      $ 4,266,483     $ 4,884,691

  Shares:
    Weighted average number of common shares
      and equivalents outstanding                    21,223,058      21,338,335
    Stock options                                       320,427         295,543

    Weighted average number of common shares
      outstanding, as adjusted                       21,543,485      21,633,878

  Earnings per common share:
    Net income per common share                     $      0.20     $      0.23

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
                          EXHIBIT 11.01


             RIO HOTEL & CASINO, INC. AND SUBSIDIARIES
             COMPUTATION OF EARNINGS PER COMMON SHARE
                            (Unaudited)

                                                        Nine Months Ended
                                                           September 30,
                                                        1996            1995
Primary:
  Earnings:
    Net income                                      $ 15,067,593    $ 14,310,688

  Shares:
    Weighted average number of common shares
      and equivalents outstanding                     21,209,461      21,308,367
    Stock options                                        339,996         325,162

    Weighted average number of common shares
      outstanding, as adjusted                        21,549,457      21,633,529

  Earnings per common share:
    Net income per common share                     $       0.70    $       0.66


Fully diluted:
  Earnings:
    Net income                                      $ 15,067,593    $ 14,310,688

  Shares:
    Weighted average number of common shares
      and equivalents outstanding                     21,209,461      21,308,367
    Stock options                                        353,629         327,088

    Weighted average number of common shares
      outstanding, as adjusted                        21,563,090      21,635,455

  Earnings per common share:
    Net income per common share                     $       0.70    $       0.66


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